Exhibit 4.2

EXECUTION VERSION

CARNIVAL CORPORATION

As Issuer,

CARNIVAL PLC

As Guarantor,

and

U.S. BANK NATIONAL ASSOCIATION

As Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 6, 2015

Supplemental to Indenture

Dated as of November 6, 2015

Creating series of Securities

designated as

1.125% Senior Notes Due 2019

1.875% Senior Notes Due 2022

i

CARNIVAL CORPORATION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 6, 2015, among Carnival Corporation, a corporation organized and existing under the laws of the Republic of Panama (the “Company”), Carnival plc, a company incorporated and registered under the laws of England and Wales (the “Guarantor”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of November 6, 2015, as supplemented by this Supplemental Indenture, dated as of November 6, 2015 (as so supplemented, the “Indenture”), providing for the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness (hereinafter called “Securities”) in one or more fully registered series;

WHEREAS, Sections 2.1, 3.1 and 9.1(vii) of the Indenture provide that the Company, the Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of a new series of Securities;

WHEREAS, the Company desires to issue 1.125% Senior Notes Due 2019 (the “2019 Notes”) and 1.875% Senior Notes Due 2022 (the “2022 Notes” and, together with the 2019 Notes, the “Notes”), new series of Securities, the issuance of which was authorized pursuant to resolutions adopted by the Debt Committee of the Company and the Guarantor on October 14, 2015;

WHEREAS, the Company, the Guarantor, Elavon Financial Services Limited, UK Branch, Elavon Financial Services Limited and U.S. Bank National Association have executed and delivered an Agency Agreement dated as of November 6, 2015 (the “Agency Agreement”) to appoint Elavon Financial Services Limited, UK Branch, as Paying Agent and Elavon Financial Services Limited as Security Registrar and Transfer Agent (as defined therein) in respect of the Notes; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture a valid agreement of the Company and the Guarantor, in accordance with their and its terms, and to make the Notes, when executed by the Company and the Guarantor and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and the Guarantor.

NOW THEREFORE:

In consideration of the promises provided for herein, the Company, the Guarantor and the Trustee mutually covenant and agree as follows:

ARTICLE ONE

THE Notes

Section 101 Provisions Applicable Only to the Notes.

The provisions contained in this Article One shall apply to the 2019 Notes and 2022 Notes only and not to any other series of Securities issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the Notes and not for the benefit of any other series of Security issued under the Indenture. These provisions shall be effective for so long as there remain any Notes Outstanding.

Section 102 Designation of Notes; Establishment of Form.

There shall be (i) a series of Notes designated “1.125% Senior Notes Due 2019” of the Company, guaranteed by the Guarantor, and the form thereof shall be substantially as set forth in Annex A hereto and (ii) a series of Notes designated “1.875% Senior Notes Due 2022” of the Company, guaranteed by the Guarantor, and the form thereof shall be substantially as set forth in Annex B hereto, each of which is incorporated into and shall be deemed a part of this Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officer or officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Notes designated herein shall be issued initially in the forms of one or more fully-registered permanent Global Securities, which shall be deposited with, or on behalf of, Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) and registered in the name of a common depositary (the “Common Depositary”) for, and in respect of interests held through, Clearstream and Euroclear. The aggregate principal amount of outstanding Notes represented by a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Common Depositary or its nominee, or their respective successors, as hereinafter provided.

Unless and until the Global Securities are exchanged in whole or in part for Certificated Notes (as defined below), such Global Securities may not be transferred except as a whole by the Common Depositary to its nominee or by its nominee to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or any of its nominees to a successor depositary for such series selected or approved by the Company or any nominee of such successor depositary. Upon the occurrence of the events specified below, the Company shall execute, and the Trustee shall, upon receipt of a request by the Company for authentication, authenticate and deliver, Notes in physical, certificated form registered in such names and in such principal amounts equal to the outstanding aggregate principal amount of the Global Securities in exchange therefor.

So long as the Common Depositary or its nominee is the registered owner of the Global Securities, the Common Depositary or its nominee shall be considered the sole owner or Holder of the Notes represented by such Global Securities for all purposes under the Indenture and under the Notes. Except as provided in this Section 102, owners of beneficial interests in the Global Securities shall not be entitled to have Notes represented by the Global Securities registered in their names, shall not receive or be entitled to receive physical delivery of Certificated Notes and shall not be considered the owners or Holders thereof under the Indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee.

Notwithstanding Section 2.5 of the Indenture, the Global Securities shall only be exchanged by the Company for one or more Notes in definitive, fully registered certificated form, without coupons ( “Certificated Notes”), if (i) Clearstream, Euroclear or any successor thereto notifies the Company that it is no longer willing or able to act as a clearing system for the Global Securities; or (ii) the Company determines, in its sole discretion, not to have the Notes of any series represented by a Global Security. Certificated Notes issued in exchange for Global Securities, any beneficial interest therein or any portion thereof shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Common Depositary (in accordance with its customary procedures).

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through book-entry procedures maintained by the Common Depositary, and that, except as provided for in this Section 102, ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form. Transfers of a Global Security shall be limited to transfers in whole and not in part, to the Common Depositary, its successors and their respective nominees. Interests of beneficial owners in a Global Security shall be transferred in accordance with the rules and procedures of Clearstream and Euroclear, or their respective successors.

Section 103 Amount.

The Trustee shall authenticate and deliver 2019 Notes for original issue in an initial aggregate principal amount of up to €700,000,000 and 2022 Notes for original issue in an initial aggregate principal amount of up to € 550,000,000 upon a Company Order for the authentication and delivery of 2019 Notes and 2022 Notes, without any further action by the Company. The aggregate principal amount of 2019 Notes and 2022 Notes that may be authenticated and delivered under the Indenture, as supplemented hereby, is unlimited. The Company may, without the consent of the Holders of the Notes of a series, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes of such series. Any additional Notes of a series, together with the original issuance of Notes of such series, will constitute a single series of Notes under the Indenture. No additional Notes may be issued if an Event of Default has occurred with respect to the Notes of such series. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

Section 104 Interest and Payments.

Outstanding 2019 Notes shall bear interest at the rate of 1.125% per annum, from November 6, 2015 or from the most recent 2019 Notes Interest Payment Date (as defined below) on which interest has been paid or duly provided for, on November 6 of each year (each, a “2019 Notes Interest Payment Date”), commencing November 6, 2016, until the principal thereof is paid or made available for payment. Outstanding 2022 Notes shall bear interest at the rate of 1.875% per annum, from November 6, 2015 or from the most recent 2022 Notes Interest Payment Date (as defined below) on which interest has been paid or duly provided for, on November 7 of each year (each, a “2022 Notes Interest Payment Date”), commencing November 7, 2016, until the principal thereof is paid or made available for payment. References herein to “Interest Payment Date” shall mean either of a 2019 Notes Interest Payment Date or 2022 Notes Interest Payment Date, as applicable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day (as defined below)), immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest on the Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or November 6, 2015, if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Each payment of interest on the Notes shall include interest accrued through the day before the applicable Interest Payment Date for the Notes. If interest on the Notes is payable, or the Maturity, Redemption Date or Repayment Date falls, as the case may be, on a day that is not a Business Day, the Company will make the payment on the next Business Day as if it were made on the date the payment was due, and no interest will accrue as a result of the delay in payment. Interest will cease to accrue on a Note upon its Maturity or redemption. With respect to the Notes, for all purposes of the Indenture, “Business Day” means any day other than a Saturday or Sunday, (i) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (ii) on which the Trans-European Automated Real Time Gross Settlement Express Transfer System, or any successor thereto, is open.

Section 105 Currency and Denominations.

Payments of interest and principal, including payments made upon any redemption or repurchase of the Notes, will be payable in Euro. If the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the Euro is no longer being used by the member states of the European

Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable on any date in Euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for Euro. “Market exchange rate” means the noon buying rate in The City of New York for cable transfers of Euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent for the Notes shall have any responsibility for any calculation or conversion in connection with the foregoing. “€” or “Euro” means the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Each Note shall be issued in fully registered form without coupons, in a denomination of €100,000 and integral multiples of €1,000 in excess thereof.

Section 106 Paying Agent, Transfer Agent and Security Registrar.

Pursuant to the Agency Agreement, the Company has initially appointed Elavon Financial Services Limited, UK Branch as the Paying Agent and Elavon Financial Services Limited as Security Registrar and Transfer Agent for the Notes.

Section 107 Place of Payment.

The Place of Payment for the Notes and the place or places where the Notes may be surrendered for registration of transfer, exchange or redemption and where notices may be given to the Company in respect of the Notes will initially be the office of the Paying Agent at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom (or such other office of the Paying Agent in London, United Kingdom as agreed to by the Company and the Paying Agent), and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

Section 108 Stated Maturity.

The date on which the principal of the 2019 Notes is due and payable, unless earlier accelerated or redeemed pursuant to the Indenture, shall be November 6, 2019.

The date on which the principal of the 2022 Notes is due and payable, unless earlier accelerated or redeemed pursuant to the Indenture, shall be November 7, 2022.

Section 109 Redemption.

(a) There shall be no sinking fund for the retirement of the Notes.

(b) Except as provided for herein, neither series of Notes is redeemable prior to its respective Maturity.

(c) The Company may redeem each series of Notes in accordance with and at the redemption prices set forth under the captions “Optional Redemption” and “Optional Redemption upon Obligation to Pay Additional Amounts” in the Notes and Section 11.8 of the Indenture, and in accordance with the provisions of the Indenture, including Article XI of the Indenture

(d) The Company may rescind the redemption of any series of Notes in accordance with Section 11.9 of the Indenture, and in accordance with the provisions of the Indenture, including Article XI of the Indenture.

Section 110 Repurchase.

Each series of Notes shall be repurchased by the Company, at the option of the respective Holder, in accordance with the provisions and at the repurchase price set forth in Section 114 of this Supplemental Indenture.

Section 111 Payment of Additional Amounts.

Sections 10.5, 11.8 and 15.2 of the Indenture shall apply to the Notes.

Section 112 Other Terms of Notes.

Each series of Notes shall have the other terms and provisions set forth in the respective forms of Note attached hereto as Annex A or Annex B, as applicable, to this Supplemental Indenture with the same force and effect as if such terms and provisions were set forth in full herein, and such other terms and provisions as provided in the Indenture and this Supplemental Indenture.

Section 113 Definitions.

For the purposes of Sections 114 and 115 of this Supplemental Indenture, the following definitions shall apply. Any other terms used in such section shall have the meanings set forth in this Supplemental Indenture or the Indenture, as applicable.

“Carnival Corporation & plc Group” means the Carnival Corporation Group and the Carnival plc Group.

“Carnival Corporation Group” means the Company and all its subsidiaries from time to time.

“Carnival plc Group” means the Guarantor and all its subsidiaries from time to time.

“Change of Control” means any “person” or “group” (as such terms are used for the purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”)), other than Permitted Holders (each, a “Relevant Person”), that is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of such capital stock of the Company and the Guarantor, in each case as is entitled to exercise or direct the exercise of more than 50 percent of the rights to vote to elect members of the boards of directors of each of the Company and the Guarantor; provided (i) such event shall not be deemed a Change of Control so long as one or more of the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the boards of directors of the Company or the Guarantor, (ii) for the avoidance of doubt, no Change of Control shall occur solely as a result of either the Company (or any Subsidiary thereof) or the Guarantor (or any Subsidiary thereof) acquiring or owning, at any time, any or all of the capital stock of each other and (iii) no Change of Control shall be deemed to occur if all or substantially all of the holders of the capital stock of the Relevant Person immediately after the event which would otherwise have constituted a Change of Control were the holders of the capital stock of the Company and/or the Guarantor with the same (or substantially the same) pro rata economic interests in the share capital of the Relevant Person as such shareholders had in the capital stock of the Company and/or the Guarantor, respectively, immediately prior to such event. Any direct or indirect intermediate holding company whose only asset is capital stock of the Company or the Guarantor shall be deemed not to be a “Relevant Person.”

“Change of Control Period” means, in respect of any Change of Control, the period commencing on the Relevant Announcement Date in respect of such Change of Control and ending 60 days after the occurrence of such Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Downgrade.

“GAAP” means generally accepted accounting principles in the United States in effect on the original issue date of the Notes.

“Indebtedness for Borrowed Money” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (iii) all guarantee obligations of such Person with respect to Indebtedness for Borrowed Money of others.

“Permitted Holder” means (i) each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, the children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of (or any charitable trust or non-profit entity established by) any Arison family member mentioned in this clause (i), or any trustee, protector or similar person of such trust or non-profit entity or any “person” (as such term is used in Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Permitted Holder mentioned in this clause (i), and (ii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) the members of which include any of the Permitted Holders specified in clause (i) above, and that (directly or indirectly) hold or acquire beneficial ownership of capital stock of the Company and/or the Guarantor (a “Permitted Holder Group”); provided that in the case of this clause (ii), the Permitted Holders specified in clause (i)

collectively, directly or indirectly, beneficially own more than 50% on a fully diluted basis of the capital stock of the Company and the Guarantor held by such Permitted Holder Group. Any one or more persons or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer (as defined in Section 114 of this Supplemental Indenture) is made in accordance with the requirements of Section 114 of this Supplemental Indenture will thereafter, together with its (or their) affiliates, constitute an additional Permitted Holder or Permitted Holders, as applicable.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agencies” means each of Moody’s Investors Service, Inc. and Standard & Poor’s Rating Service, a division of The McGraw-Hill Companies, or any of their respective successors or any national rating agency substituted for either of them as selected by the Company.

“Rating Downgrade” means, in respect of any Change of Control, that the Notes are, within the Change of Control Period in respect of such Change of Control, downgraded by both of the Rating Agencies to a non-investment grade credit rating (Ba1/BB+, or equivalent, or lower) and are not, within such Change of Control Period subsequently upgraded to an investment grade rating (Baa3/BBB-, or equivalent, or better) by both of the Rating Agencies.

“Relevant Announcement Date” means, in respect of any Change of Control, the date which is the earlier of (i) the date of the first public announcement of such Change of Control and (ii) the date of the earliest Relevant Potential Change of Control Announcement, if any, in respect of such Change of Control.

“Relevant Potential Change of Control Announcement” means, in respect of any Change of Control, any public announcement or statement by the Company or the Guarantor or any actual or potential bidder or any advisor acting on behalf of any actual or potential bidder of any action or actions which could give rise to such Change of Control; provided that within 180 days following such announcement or statement such Change of Control shall have occurred.

“Security Interest” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Section 114 Repurchase at the Option of the Holders upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem a series of Notes in accordance with such Notes, this Supplemental Indenture and the Indenture, Holders of Notes of such series will have the right to require the Company to repurchase all or any part equal to €100,000 or an integral multiple of €1,000 in excess thereof of such Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus accrued and unpaid interest, if any, on such Notes repurchased, to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, the Company will be required to mail a notice to Holders of Notes of a series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described below.

Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 114 and that all Notes tendered and not withdrawn will be accepted for payment;

(2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect to Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes of such series the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(7) that Holders whose Notes are purchased only in part will be issued new Notes of the same series in a principal amount equal to the unpurchased portion of the Notes surrendered (equal to €100,000 and integral multiples of €1,000 in excess thereof).

If mailed prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the consummation of the Change of Control on or prior to the Change of Control Payment Date; provided that a Change of Control Offer may only be made in advance of a Change of Control Triggering Event and be conditional on such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control Triggering Event at the time such conditional Change of Control Offer is made.

On the Change of Control Payment Date, the Company will be required to:

(a) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(c) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes of each series being purchased.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of €100,000 and integral multiples of €1,000 in excess thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements that the Company would have been required to meet had the Company made such an offer, and (ii) such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Company must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the offer or repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 114 or the Notes, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 114 or the Notes by virtue of such conflicts.

Section 115 Limitation on Liens.

(a) Neither the Company nor the Guarantor will create or incur, or suffer to be created or incurred or come to exist, any Security Interest in respect of Indebtedness for Borrowed Money on any vessel or other of its respective properties or assets of any kind, real or personal, tangible or intangible, included in the consolidated balance sheet of the Carnival Corporation & plc Group in accordance with GAAP, nor shall the Company permit any member of the Carnival Corporation & plc Group to do any of the foregoing, unless the Company makes or causes to be made effective provisions whereby either (i) the Notes will be secured by a

Security Interest on such vessels, properties or assets equally and ratably with (or prior to) all other Indebtedness for Borrowed Money thereby secured or (ii) the Notes will be secured by a Security Interest on other vessels, properties or assets with a book value at least equal to the principal amount of the Notes that ranks prior to all other Indebtedness for Borrowed Money thereby secured. The foregoing restriction does not apply to any Security Interest in respect of Indebtedness for Borrowed Money up to an amount not greater than 40% of the amount of the total assets of the Carnival Corporation & plc Group as shown in the Carnival Corporation & plc Group’s most recent consolidated balance sheet (excluding for these purposes the value of any intangible assets).

(b) Any Security Interest granted to the holders of the Notes under clauses (i) or (ii) of paragraph (a) above will terminate automatically when any other Indebtedness for Borrowed Money that causes such Security Interest to be granted ceases to be secured by any vessels, assets or properties of the Carnival Corporation & plc Group. In addition, such Security Interests shall terminate automatically upon (i) payment in full of the principal of and premium on (if any), together with accrued and unpaid interest on, the Notes and all other obligations under the Indenture or this Supplemental Indenture, in respect of the Notes, that are due and payable at or prior to the time such principal and premium on (if any), together with accrued and unpaid interest, is paid or (ii) the Company shall have exercised its option to satisfy and discharge all the Securities of the Indenture under Article IV of the Indenture. To the extent that the Notes are secured by a Security Interest on vessels, properties or assets of Carnival Corporation & plc Group equally and ratably with other Indebtedness for Borrowed Money, then the collateral release provisions of the security documents for the Notes will be substantially the same as those set forth in the security documents for the other Indebtedness for Money Borrowed.

Upon receipt of an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under the this Supplemental Indenture, the Indenture, and security documents, if any, to the release of the Security Interest have been met and any necessary or proper instruments of termination, satisfaction or release have been prepared by the Company, the Trustee shall execute, deliver or acknowledge (at the Company’s expense) such documents, instruments or releases to evidence the release of any Security Interest for the benefit of the Holders of the Notes permitted to be released pursuant to this Section 115(b).

ARTICLE TWO

MISCELLANEOUS PROVISIONS

Section 201 Integral Part.

This Supplemental Indenture constitutes an integral part of the Indenture, except that Article One shall relate only to the 2019 Notes and 2022 Notes.

Section 202 General Definitions.

For all purposes of this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

Section 203 Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 204 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 205 Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 206 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

Section 207 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 208 Severability of Provisions.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 209 Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 210 Benefit of Supplemental Indenture.

Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 211 Acceptance by Trustee.

The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and, except as provided in the Indenture, the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested as of the day and year first written above.

CARNIVAL CORPORATION

By:	/s/ Joshua Weinstein
	Name:	Joshua Weinstein
	Title:	Treasurer

CARNIVAL PLC

By:	/s/ Joshua Weinstein
	Name:	Joshua Weinstein
	Title:	Treasurer

[Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

[Supplemental Indenture]

ANNEX A

[Form of 2019 Note]

[FORM OF FACE OF SECURITY]

CARNIVAL CORPORATION

1.125% Senior Notes Due 2019

€	No.
ISIN: XS1317296421
Common Code: 131729642

CARNIVAL CORPORATION, a corporation duly organized and existing under the laws of the Republic of Panama (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), and CARNIVAL PLC, a company incorporated and registered under the laws of England and Wales (herein called the “Guarantor,” which term includes any successor corporation under the Indenture hereinafter referred to) for value received, hereby promise to pay to                     , or registered assigns, the principal sum of          Euros on November 6, 2019, and to pay interest thereon from November 6, 2015 or from the most recent Interest Payment Date (as defined below) on which interest has been paid or duly provided for, on November 6 of each year (the “Interest Payment Date”), commencing November 6, 2016, at the rate of 1.125% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security has the benefit of unconditional guarantees by the Guarantor, as more fully described on the reverse hereof.

Payment of the principal of (and premium, if any, on) and any such Interest on this Security will be made at the office or agency of the Paying Agent maintained for that purpose in London, initially at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

Payments of interest and principal, including payments made upon any redemption or repurchase of the Securities, will be payable in Euro. If the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the Euro is no longer being used by the member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the

Securities will be made in U.S. dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable on any date in Euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for Euro. “Market exchange rate” means the noon buying rate in The City of New York for cable transfers of Euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment in respect of the Securities so made in U.S. dollars will not constitute an Event of Default under the Securities or the Indenture. Neither the Trustee nor the Paying Agent for the Securities shall have any responsibility for any calculation or conversion in connection with the foregoing. “€” or “Euro” means the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows.]

IN WITNESS WHEREOF, Carnival Corporation and Carnival plc have caused this Instrument to be signed by, in each case, a duly authorized officer thereof, manually or in facsimile.

Dated:             , 20

CARNIVAL CORPORATION

By:
Name:
Title:

CARNIVAL PLC

By:
Name:
Title:

[Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Officer

[Note]

[FORM OF REVERSE SIDE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of November 6, 2015, as amended and supplemented by the First Supplemental Indenture dated as of November 6, 2015 (the “First Supplemental Indenture”) (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”), each among the Company, the Guarantor and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the same upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Series designated on the face hereof. The Company may from time to time, without the consent of the Holders of Securities, issue additional securities having the same terms and conditions as the Securities in all respects, except for the original issue date, issue price and, in some cases, the first interest payment date. Any such additional securities will, together with the Securities, constitute a single series of the Securities under the Indenture.

Paying Agent and Security Registrar

Initially, Elavon Financial Services Limited, UK Branch will be the Paying Agent and Elavon Financial Services Limited will be the Security Registrar with respect to this Security. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents or Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in London, United Kingdom.

Guarantees

Carnival plc irrevocably, unconditionally and absolutely guarantees, jointly and severally and on a continuing basis, to each Holder of Securities, until final and indefeasible payment of the amounts referred to in clause (i) below have been made: (i) the due and punctual payment of principal of and interest on the Securities at any time outstanding and the due and punctual payment of all other amounts payable, and all other amounts owing, by the Company to the Holders of the Securities under the Indenture and the Securities (including, without limitation, any Additional Amounts which may be owing to any of the Holders of Securities pursuant to the terms of Section 10.5 of the Indenture), in each case when and as the same shall become due and payable, whether at Maturity, by acceleration, by redemption or otherwise and all other monetary obligations of the Company thereunder, all in accordance with the terms and provisions thereof and (ii) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company under the Indenture and the Securities.

The Guarantees constitute guarantees of payment, performance and compliance and not merely of collection. The obligation of the Guarantor to make any payments may be satisfied by causing the Company or any other Person to make such payments. Further, the Guarantor agrees to pay any and all costs and expenses (including reasonable attorney’s fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Guarantees.

Additional Amounts

The Company will pay to the Holders such Additional Amounts as may become payable under Section 10.5 of the Indenture.

The Guarantor will pay to the Holders such Guarantor Additional Amounts as may become payable under Section 15.2 of the Indenture.

Optional Redemption

The Securities will be redeemable as a whole at any time or in part from time to time, at the option of the Company, on prior notice by first class mail, postage prepaid, mailed at least 30 days, but not more than 60 days, prior to the Redemption Date to each Holder of Securities to be redeemed, at a redemption price equal to the greater of (i) 100% of the principal amount of Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date, on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus 25 basis points, plus, in either case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate (as defined below) calculation, at the discretion of an independent investment bank selected by the Company, a German Bundesanleihe bond whose maturity is closest to the maturity of the Securities to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German Bundesanleihe bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German Bundesanleihe bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means, with respect to any Redemption Date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Securities to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such Redemption Date.

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering or Change of Control, issuance of indebtedness or other transaction or event. Notice of any redemption in respect thereof will be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied. The Company may provide in such notice that payment of the redemption price and the performance of its obligations with respect to such redemption may be performed by another Person.

On and after the Redemption Date, interest will cease to accrue on the Securities or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price. On or before the Redemption Date, the Company shall deposit with a Paying Agent, or the Trustee, money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. If the Company elects to redeem less than all of the Securities, then the Trustee will select the particular Securities to be redeemed by such method as the Trustee deems fair and appropriate. To the extent consistent with the terms set forth above, the redemption provisions set forth in Article XI of the Indenture shall apply to any such optional redemption (including without limitation Section 11.9 of the Indenture).

Optional Redemption upon Obligation to Pay Additional Amounts

The Securities are redeemable in accordance with Section 11.8 of the Indenture. Redemption of the Securities, however, may be rescinded in accordance with Section 11.9 of the Indenture.

Repurchase at Option of Holder

Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase, as set forth in Section 114 of the First Supplemental Indenture.

Additional Covenants

The Base Indenture and the First Supplemental Indenture contain certain covenants for the benefit of Holders of the Securities that, among other things, limit the ability of the Company and Guarantor to create liens and to consolidate, merge or sell all or substantially all of their assets. The limitations are subject to a number of important qualifications and exceptions set forth in the Base Indenture and the First Supplemental Indenture.

Acceleration

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a Majority in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

Transfer

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Definitions

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

THIS SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

CUSIP

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP number, ISIN number or Common Code printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

Requests for Copies of the Indenture

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428, Attention: Investor Relations.

OPTION TO ELECT REPAYMENT

If you want to elect to have this Security repaid by the Company pursuant to Section 114 of the First Supplemental Indenture upon a Change of Control Triggering Event, check the following box:  ☐

If you want to elect to have only part of this Security repaid by the Company pursuant to Section 114 of the First Supplemental Indenture, state the amount (in denominations of €100,000 and integral multiples of €1,000 in excess thereof): €

Dated:

Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY1

The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive security, or exchanges of a part of another Global Security or definitive security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

[1]	This schedule should be included only if the Security is a Global Security.

ASSIGNMENT FORM

For each Security fill in the form below:

Assign and transfer this Security to

(Transferee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

I irrevocably appoint                                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

ANNEX B

[Form of 2022 Note]

[FORM OF FACE OF SECURITY]

CARNIVAL CORPORATION

1.875% Senior Notes Due 2022

€	No.
ISIN: XS1317305198
Common Code: 131730519

CARNIVAL CORPORATION, a corporation duly organized and existing under the laws of the Republic of Panama (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), and CARNIVAL PLC, a company incorporated and registered under the laws of England and Wales (herein called the “Guarantor,” which term includes any successor corporation under the Indenture hereinafter referred to) for value received, hereby promise to pay to                     , or registered assigns, the principal sum of          Euros on November 7, 2022, and to pay interest thereon from November 6, 2015 or from the most recent Interest Payment Date (as defined below) on which interest has been paid or duly provided for, on November 7 of each year (the “Interest Payment Date”), commencing November 7, 2016, at the rate of 1.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security has the benefit of unconditional guarantees by the Guarantor, as more fully described on the reverse hereof.

Payment of the principal of (and premium, if any, on) and any such Interest on this Security will be made at the office or agency of the Paying Agent maintained for that purpose in London, initially at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

Payments of interest and principal, including payments made upon any redemption or repurchase of the Securities, will be payable in Euro. If the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the Euro is no longer being used by the member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the

Securities will be made in U.S. dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable on any date in Euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for Euro. “Market exchange rate” means the noon buying rate in The City of New York for cable transfers of Euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment in respect of the Securities so made in U.S. dollars will not constitute an Event of Default under the Securities or the Indenture. Neither the Trustee nor the Paying Agent for the Securities shall have any responsibility for any calculation or conversion in connection with the foregoing. “€” or “Euro” means the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows.]

IN WITNESS WHEREOF, Carnival Corporation and Carnival plc have caused this Instrument to be signed by, in each case, a duly authorized officer thereof, manually or in facsimile.

Dated:             , 20

CARNIVAL CORPORATION

By:
Name:
Title:

CARNIVAL PLC

By:
Name:
Title:

[Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Officer

[Note]

[FORM OF REVERSE SIDE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of November 6, 2015, as amended and supplemented by the First Supplemental Indenture dated as of November 6, 2015 (the “First Supplemental Indenture”) (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”), each among the Company, the Guarantor and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the same upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Series designated on the face hereof. The Company may from time to time, without the consent of the Holders of Securities, issue additional securities having the same terms and conditions as the Securities in all respects, except for the original issue date, issue price and, in some cases, the first interest payment date. Any such additional securities will, together with the Securities, constitute a single series of the Securities under the Indenture.

Paying Agent and Security Registrar

Initially, Elavon Financial Services Limited, UK Branch will be the Paying Agent and Elavon Financial Services Limited will be the Security Registrar with respect to this Security. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents or Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in London, United Kingdom.

Guarantees

Carnival plc irrevocably, unconditionally and absolutely guarantees, jointly and severally and on a continuing basis, to each Holder of Securities, until final and indefeasible payment of the amounts referred to in clause (i) below have been made: (i) the due and punctual payment of principal of and interest on the Securities at any time outstanding and the due and punctual payment of all other amounts payable, and all other amounts owing, by the Company to the Holders of the Securities under the Indenture and the Securities (including, without limitation, any Additional Amounts which may be owing to any of the Holders of Securities pursuant to the terms of Section 10.5 of the Indenture), in each case when and as the same shall become due and payable, whether at Maturity, by acceleration, by redemption or otherwise and all other monetary obligations of the Company thereunder, all in accordance with the terms and provisions thereof and (ii) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company under the Indenture and the Securities.

The Guarantees constitute guarantees of payment, performance and compliance and not merely of collection. The obligation of the Guarantor to make any payments may be satisfied by causing the Company or any other Person to make such payments. Further, the Guarantor agrees to pay any and all costs and expenses (including reasonable attorney’s fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Guarantees.

Additional Amounts

The Company will pay to the Holders such Additional Amounts as may become payable under Section 10.5 of the Indenture.

The Guarantor will pay to the Holders such Guarantor Additional Amounts as may become payable under Section 15.2 of the Indenture.

Optional Redemption

The Securities will be redeemable as a whole at any time or in part from time to time, at the option of the Company, on prior notice by first class mail, postage prepaid, mailed at least 30 days, but not more than 60 days, prior to the Redemption Date to each Holder of Securities to be redeemed, at a redemption price equal to the greater of (i) 100% of the principal amount of Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date, on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus 30 basis points, plus, in either case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate (as defined below) calculation, at the discretion of an independent investment bank selected by the Company, a German Bundesanleihe bond whose maturity is closest to the maturity of the Securities to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German Bundesanleihe bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German Bundesanleihe bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means, with respect to any Redemption Date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Securities to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such Redemption Date.

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering or Change of Control, issuance of indebtedness or other transaction or event. Notice of any redemption in respect thereof will be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied. The Company may provide in such notice that payment of the redemption price and the performance of its obligations with respect to such redemption may be performed by another Person.

On and after the Redemption Date, interest will cease to accrue on the Securities or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price. On or before the Redemption Date, the Company shall deposit with a Paying Agent, or the Trustee, money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. If the Company elects to redeem less than all of the Securities, then the Trustee will select the particular Securities to be redeemed by such method as the Trustee deems fair and appropriate. To the extent consistent with the terms set forth above, the redemption provisions set forth in Article XI of the Indenture shall apply to any such optional redemption (including without limitation Section 11.9 of the Indenture).

Optional Redemption upon Obligation to Pay Additional Amounts

The Securities are redeemable in accordance with Section 11.8 of the Indenture. Redemption of the Securities, however, may be rescinded in accordance with Section 11.9 of the Indenture.

Repurchase at Option of Holder

Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase, as set forth in Section 114 of the First Supplemental Indenture.

Additional Covenants

The Base Indenture and the First Supplemental Indenture contain certain covenants for the benefit of Holders of the Securities that, among other things, limit the ability of the Company and Guarantor to create liens and to consolidate, merge or sell all or substantially all of their assets. The limitations are subject to a number of important qualifications and exceptions set forth in the Base Indenture and the First Supplemental Indenture.

Acceleration

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a Majority in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

Transfer

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Definitions

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

THIS SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

CUSIP

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP number, ISIN number or Common Code printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

Requests for Copies of the Indenture

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428, Attention: Investor Relations.

OPTION TO ELECT REPAYMENT

If you want to elect to have this Security repaid by the Company pursuant to Section 114 of the First Supplemental Indenture upon a Change of Control Triggering Event, check the following box:  ☐

If you want to elect to have only part of this Security repaid by the Company pursuant to Section 114 of the First Supplemental Indenture, state the amount (in denominations of €100,000 and integral multiples of €1,000 in excess thereof): €

Dated:

Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY2

The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive security, or exchanges of a part of another Global Security or definitive security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

[2]	This schedule should be included only if the Security is a Global Security.

ASSIGNMENT FORM

For each Security fill in the form below:

Assign and transfer this Security to

(Transferee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

I irrevocably appoint                                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)